EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors and Stockholders
USA Detergents, Inc.

         We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1, of our report dated February 21, 1994, on the financial statements of USA Detergents, Inc. for the year ended December 31, 1993, which appear in such Prospectus. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.





GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.

New York, New York
May 21, 1996